UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20800 Swenson Drive, Suite 175 Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2014, Glenn A. Garland, a member of the Board of Directors of Telkonet, Inc. (the “Company”) and the Chairman of the Compensation Committee of the Board of Directors, notified the Company of his intention to resign from the Board effective April 1, 2014. The resignation is not due to any disagreement with the Company, and Mr. Garland has expressed his willingness to assist with any transitional issues during the remainder of his tenure on the Board.

On March 24, 2014, the Board of Directors of the Company appointed Jeffrey P. Andrews and Kellogg L. Warner to the Company’s Board of Directors effective April 1, 2014. Mr. Andrews was also appointed Chairman of the Company’s Compensation Committee, while Mr. Warner was appointed Chairman of the newly-formed Strategic Planning Committee.

Mr. Andrews, 47, is currently a member of the executive leadership team of GSF/KanPak, LLC, a leader in the aseptic processing and packaging of beverages in the high-tech food industry. He has extensive experience in the clean technology space serving in senior operational, strategic and advisory roles, including chairing the advisory board for the Technology Innovation Program at the National Institute of Standards and Technology. He earned a Bachelor of Science from Binghamton University and an MBA from Johns Hopkins University.

Mr. Warner, 58, is currently the President of Deerpath Associates, a business and technology consultancy. He has over 30 years of experience in the energy services and electric and gas utility industry, and 15 years as chief executive of major energy consulting and service firms. He is currently leading a national initiative on Conservation Voltage Reduction (CVR) as a utility energy efficiency strategy. Mr. Warner received a Bachelor of Arts from Williams College and a MSCE in Resource Planning from Stanford University.

In accordance with the Company’s Non-Employee Director Compensation Policy, Messrs. Andrews and Warner will receive a monthly board retainer of $3,000, and an additional monthly fee of $1,000 in connection with their service as committee chairmen. On April 1, 2014, they will each receive a one-time grant of an option to purchase one hundred thousand (100,000) shares of the Company’s common stock at a strike price equal to the closing price of the Company's common stock on the grant date.

Prior to their appointment to the Board, there were no material relationships between Messrs. Andrews and Warner and the Company or any of its other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2014	TELKONET, INC.

By: /s/ Jason L. Tienor
Jason L. Tienor, President and
Chief Executive Officer